Exhibit 99.1

EARNINGS RELEASE

By:	Expeditors International of Washington, Inc.
1015 Third Avenue
Seattle, Washington 98104

CONTACTS:

	Jeffrey S. Musser	Bradley S. Powell	Geoffrey Buscher
	President and Chief Executive Officer	Senior Vice President and Chief Financial Officer	Director - Investor Relations
	(206) 674-3433	(206) 674-3412	(206) 892-4510

FOR IMMEDIATE RELEASE

EXPEDITORS REPORTS FIRST QUARTER 2021 EPS OF $1.67

SEATTLE, WASHINGTON - May 4, 2021, Expeditors International of Washington, Inc. (NASDAQ:EXPD) today announced first quarter 2021 financial results including the following highlights compared to the same quarter of 2020:

•	Diluted Net Earnings Attributable to Shareholders per share (EPS1) increased 135% to $1.67
•	Net Earnings Attributable to Shareholders increased 135% to $287 million
•	Operating Income increased 142% to $386 million
•	Revenues increased 77% to $3.4 billion
•	Airfreight tonnage volume and ocean container volume both increased 29%

“Never before in our experience has capacity been so scarce in both air and ocean at the same time,” said Jeffrey S. Musser, President and Chief Executive Officer. “As a result, shippers face unprecedented challenges with their supply chains and we are doing everything we can to leverage the strength of our carrier relationships in order to secure space for our customers. During these times, the strength of our flexible, non-asset-based operating model is on display. All products performed very well and we set all-time highs in revenues, operating income and net earnings. We experienced strong growth in airfreight tonnage and ocean containers shipped during the quarter, serviced established customers and on-boarded new business when possible.

“The severity of the ongoing supply/demand imbalance has kept buy and sell rates elevated and volatile, in both the air and ocean markets. Ongoing shortages in international air capacity led to elevated pricing, port congestion, and lack of equipment, which, coupled with a rapid spike in demand, created ocean trade disruptions and significant backlogs. These conditions leave shippers with limited options for getting their products to market. This is one example of the power of our long history of support for our carrier partners during both good times and bad. Amidst persistent disruptions and supply chain realignments, we have remained highly focused and aware of marketplace shifts, while working our strong relationships and executing as efficiently as we ever have to secure precious capacity on behalf of our customers.

“We expect the operating environment to remain unsettled as long as constrained capacity and other disruptions, such as port congestion, the uneven lifting of pandemic-restrictions, and rising fuel costs continue to impact the movement of freight. History tells us that the supply/demand imbalance and rate volatility will stabilize over time. However, if the global response to COVID-19 has taught us anything, it is that conditions can change rapidly in today’s interconnected marketplace. A year ago, it was nearly impossible to imagine the impact of what then lay before us, as economies around the world were shutting down and people were going into isolation to protect themselves from a deadly new virus. As we implemented our business continuity plans around the globe, we also made the decision to invest in our people and not lay off any of our employees. A year later, we are proud of and grateful to our entire workforce for their extraordinary dedication and determined effort to stay safe while delivering the highest level of customer service.”

Bradley S. Powell, Senior Vice President and Chief Financial Officer, added, “Despite comparisons to a relatively soft first quarter a year ago, when the initial disruptions from COVID-19 led to lower volumes in all products, performance during this latest quarter was strong all across the Company, including Air, Ocean, Customs Brokerage, Order Management, Transcon and Distribution. The majority of our workforce continues to work from remote locations, even as we slowly and cautiously explore re-opening our offices for return-to-work in certain countries and locations. While staying safe remains our top priority, we have continued to enhance our productivity and generated the best operating efficiency in the Company’s history. I would continue to caution that we are unable to predict how ongoing disruptions will affect our future operations or financial results going forward, and that we do not expect the current unprecedented operating conditions to persist long-term. We will continue to make important investments in people, processes, and technology, as well as to invest in our strategic efforts to explore new areas for profitable growth.”

Expeditors is a global logistics company headquartered in Seattle, Washington. The Company employs trained professionals in 176 district offices and numerous branch locations located on six continents linked into a seamless worldwide network through an integrated information management system. Services include the consolidation or forwarding of air and ocean freight, customs brokerage, vendor consolidation, cargo insurance, time-definite transportation, order management, warehousing and distribution and customized logistics solutions.

_______________________

1Diluted earnings attributable to shareholders per share.

NOTE:  See Disclaimer on Forward-Looking Statements on the following page of this release.

Expeditors International of Washington, Inc.

First Quarter 2021 Earnings Release, May 4, 2021

Financial Highlights for the three months ended March 31, 2021 and 2020 (Unaudited)

(in 000's of US dollars except per share data)

	Three months ended March 31,
	2021	2020	% Change
Revenues	$3,357,540	$1,901,864	77%
Directly related cost of transportation and other expenses[1]	$2,406,004	$1,286,728	87%
Salaries and other operating expenses[2]	$566,021	$456,081	24%
Operating income	$385,515	$159,055	142%
Net earnings attributable to shareholders	$287,220	$122,344	135%
Diluted earnings attributable to shareholders per share	$1.67	$0.71	135%
Basic earnings attributable to shareholders per share	$1.70	$0.73	133%
Diluted weighted average shares outstanding	171,551	171,450
Basic weighted average shares outstanding	169,214	168,735

1Directly related cost of transportation and other expenses totals Operating Expenses from Airfreight services, Ocean freight and ocean services and Customs brokerage and other services as shown in the Condensed Consolidated Statements of Earnings.

2Salaries and other operating expenses totals Salaries and related, Rent and occupancy, Depreciation and amortization, Selling and promotion and Other as shown in the Condensed Consolidated Statements of Earnings

During the three months ended March 31, 2021, we repurchased 0.9 million shares of common stock at an average price of $92.98 per share. During the three months ended March 31, 2020, we repurchased 4.0 million shares of common stock at an average price of $70.81 per share.

	Employee Full-time Equivalents as of March 31,
	2021	2020
North America	6,819	6,848
Europe	3,595	3,430
North Asia	2,379	2,429
South Asia	1,640	1,677
Middle East, Africa and India	1,477	1,536
Latin America	773	848
Information Systems	973	955
Corporate	399	379
Total	18,055	18,102

	First quarter year-over-year percentage increase in:
2021	Airfreight kilos	Ocean freight FEU
January	23%	15%
February	32%	22%
March	32%	54%
Quarter	29%	29%

Investors may submit written questions via e-mail to: investor@expeditors.com. Questions received by the end of business on May 7, 2021 will be considered in management's 8-K “Responses to Selected Questions.”

Disclaimer on Forward-Looking Statements:

Certain statements contained in this news release are “forward-looking statements,” based on management’s views with respect to future events and underlying assumptions that involve risks and uncertainties. These forward-looking statements include statements regarding the future stabilization of supply/demand imbalance and rate volatility; the continued unsettled operating environment due to continued scarce air and ocean capacity; elevated air and ocean pricing and an increase in demand for such services; port congestion; equipment imbalances;  trade disruptions; rising fuels costs; and the uneven lifting of the COVID-19 pandemic restrictions. Future financial performance could differ materially because of factors such as: our ability to leverage the strength of our carrier relationships to secure space; the strength of our non-asset-based operating model; our expectation that the supply/demand imbalance and rate volatility will stabilize over time; our ability to re-open our offices for return-to-work; our ability to continue to enhance our productivity; our expectation that the current unprecedented operating conditions will not persist long-term; our ability to invest in our strategic efforts to explore new areas for profitable growth; and our ability to remain a strong, healthy, unified and resilient organization. The COVID-19 pandemic could have the effect of heightening many of the other risks described in Item 1A of our Annual Report on Form 10-K, including, without limitation, those related to the success of our strategy and desire to maintain historical unitary profitability, our ability to attract and retain customers, our ability to manage costs, interruptions to our information technology systems, the ability of third-party providers to perform and potential litigation as updated by our reports on Form 10-Q, filed with the Securities and Exchange Commission. These and other factors are discussed in the Company’s regulatory filings with the Securities and Exchange Commission, including those in “Item 1A. Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020. The forward-looking statements contained in this news release speak only as of this date and the Company does not assume any obligation to update them except as required by law.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands, except per share data)

(Unaudited)

	March 31, 2021	December 31, 2020
Assets:
Current Assets:
Cash and cash equivalents	$1,793,393	$1,527,791
Accounts receivable, less allowance for credit loss of $5,941 at March 31, 2021 and $5,579 at December 31, 2020	2,227,039	1,998,055
Deferred contract costs	387,845	327,448
Other	85,918	110,250
Total current assets	4,494,195	3,963,544
Property and equipment, less accumulated depreciation and amortization of $523,829 at March 31, 2021 and $516,988 at December 31, 2020	497,376	506,425
Operating lease right-of-use assets	438,667	432,723
Goodwill	7,927	7,927
Other assets, net	16,832	16,884
Total assets	$5,454,997	$4,927,503
Liabilities:
Current Liabilities:
Accounts payable	$1,295,178	$1,136,859
Accrued expenses, primarily salaries and related costs	311,767	257,021
Contract liabilities	447,779	379,722
Current portion of operating lease liabilities	76,128	74,004
Federal, state and foreign income taxes	64,170	45,437
Total current liabilities	2,195,022	1,893,043
Noncurrent portion of operating lease liabilities	369,286	364,185
Deferred federal and state income taxes, net	12,039	7,048
Commitments and contingencies
Shareholders’ Equity:
Preferred stock, none issued	—	—
Common stock, par value $0.01 per share. Issued and outstanding: 168,808 shares at March 31, 2021 and 169,294 shares at December 31, 2020	1,688	1,693
Additional paid-in capital	101,269	157,496
Retained earnings	2,887,323	2,600,201
Accumulated other comprehensive loss	(115,486)	(99,753)
Total shareholders’ equity	2,874,794	2,659,637
Noncontrolling interest	3,856	3,590
Total equity	2,878,650	2,663,227
Total liabilities and equity	$5,454,997	$4,927,503

04-May-2021	Expeditors International of Washington, Inc.	Page 3 of 7

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Statements of Earnings

(In thousands, except per share data)

(Unaudited)

	Three months ended March 31,
	2021	2020
Revenues:
Airfreight services	$1,476,961	$709,039
Ocean freight and ocean services	958,178	493,427
Customs brokerage and other services	922,401	699,398
Total revenues	3,357,540	1,901,864
Operating Expenses:
Airfreight services	1,105,590	520,169
Ocean freight and ocean services	746,701	366,483
Customs brokerage and other services	553,713	400,076
Salaries and related	452,105	342,040
Rent and occupancy	45,280	42,524
Depreciation and amortization	12,987	12,660
Selling and promotion	3,070	8,243
Other	52,579	50,614
Total operating expenses	2,972,025	1,742,809
Operating income	385,515	159,055
Other Income (Expense):
Interest income	1,946	4,807
Other, net	3,000	3,384
Other income, net	4,946	8,191
Earnings before income taxes	390,461	167,246
Income tax expense	102,511	44,464
Net earnings	287,950	122,782
Less net earnings attributable to the noncontrolling interest	730	438
Net earnings attributable to shareholders	$287,220	$122,344
Diluted earnings attributable to shareholders per share	$1.67	$0.71
Basic earnings attributable to shareholders per share	$1.70	$0.73
Weighted average diluted shares outstanding	171,551	171,450
Weighted average basic shares outstanding	169,214	168,735

04-May-2021	Expeditors International of Washington, Inc.	Page 4 of 7

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three months ended March 31,
	2021	2020
Operating Activities:
Net earnings	$287,950	$122,782
Adjustments to reconcile net earnings to net cash from operating activities:
Provisions for losses on accounts receivable	1,199	1,820
Deferred income tax expense (benefit)	8,151	(5,139)
Stock compensation expense	11,185	11,156
Depreciation and amortization	12,987	12,660
Other, net	551	433
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(252,914)	16,680
Increase in accounts payable and accrued expenses	233,153	917
Increase in deferred contract costs	(71,258)	(16,068)
Increase in contract liabilities	79,590	21,201
Increase in income taxes payable, net	46,638	10,488
Increase in other, net	(1,488)	(11,930)
Net cash from operating activities	355,744	165,000
Investing Activities:
Purchase of property and equipment	(8,391)	(6,127)
Other, net	(34)	(143)
Net cash from investing activities	(8,425)	(6,270)
Financing Activities:
Proceeds from issuance of common stock	19,757	23,399
Repurchases of common stock	(85,997)	(283,240)
Payments for taxes related to net share settlement of equity awards	(1,275)	(1,396)
Net cash from financing activities	(67,515)	(261,237)
Effect of exchange rate changes on cash and cash equivalents	(14,202)	(16,011)
Change in cash and cash equivalents	265,602	(118,518)
Cash and cash equivalents at beginning of period	1,527,791	1,230,491
Cash and cash equivalents at end of period	$1,793,393	$1,111,973
Taxes Paid:
Income taxes	$46,607	$35,304

04-May-2021	Expeditors International of Washington, Inc.	Page 5 of 7

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Business Segment Information

(In thousands)

(Unaudited)

	UNITED STATES	OTHER NORTH AMERICA	LATIN AMERICA	NORTH ASIA	SOUTH ASIA	EUROPE	MIDDLE EAST, AFRICA AND INDIA	ELIMI- NATIONS	CONSOLI- DATED
For the three months ended March 31, 2021:
Revenues	$875,392	94,858	44,864	1,325,621	363,682	493,718	160,609	(1,204)	3,357,540
Directly related cost of transportation and other expenses[1]	$502,637	53,791	26,700	1,084,102	283,860	334,294	121,212	(592)	2,406,004
Salaries and other operating expenses[2]	$238,698	25,737	12,377	106,920	43,165	109,455	30,275	(606)	566,021
Operating income	$134,057	15,330	5,787	134,599	36,657	49,969	9,122	(6)	385,515
Identifiable assets at period end	$2,747,984	194,050	93,072	988,954	331,271	853,944	265,495	(19,773)	5,454,997
Capital expenditures	$3,025	122	53	357	579	3,554	701	—	8,391
Equity	$1,985,265	73,066	32,632	342,233	148,293	218,198	121,040	(42,077)	2,878,650
For the three months ended March 31, 2020:
Revenues	$650,407	81,831	37,890	537,955	169,042	320,640	105,039	(940)	1,901,864
Directly related cost of transportation and other expenses[1]	$373,961	45,890	23,765	425,301	121,282	221,998	74,976	(445)	1,286,728
Salaries and other operating expenses[2]	$225,944	23,712	11,749	57,433	29,908	81,854	25,950	(469)	456,081
Operating income	$50,502	12,229	2,376	55,221	17,852	16,788	4,113	(26)	159,055
Identifiable assets at period end	$1,858,250	135,810	68,402	512,808	179,508	554,831	200,382	(24)	3,509,967
Capital expenditures	$4,497	61	102	325	188	645	309	—	6,127
Equity	$1,369,580	63,378	28,020	237,255	102,001	159,222	113,349	(35,660)	2,037,145

1Directly related cost of transportation and other expenses totals Operating Expenses from Airfreight services, Ocean freight and ocean services and Customs brokerage and other services as shown in the Condensed Consolidated Statements of Earnings.

2Salaries and other operating expenses totals Salaries and related, Rent and occupancy, Depreciation and amortization, Selling and promotion and Other as shown in the Condensed Consolidated Statements of Earnings.

The Company’s consolidated financial results in the three months ended March 31, 2021 and 2020 were each significantly impacted by the effects of the global pandemic in divergent ways. In the first quarter of 2021, the Company experienced strong volumes and high sell and buy rates as a result of imbalances between demand and carrier capacity and continuing effects of disruptions in supply chains originating in measures to combat the pandemic in 2020. This is in contrast with slower activity in North Asia in the first quarter of 2020 as the pandemic resulted in temporary closures and limited operations in the Company’s China offices. Shipments were also rerouted or delayed by customers and service providers as they were taking their own precautionary measures. These impacts are affecting all of the Company’s geographical segments and most notably the year-over-year comparability of the North Asia segment. In the first quarter of 2021, the People's Republic of China, including Hong Kong, represented 32% and 27%, respectively, of the Company’s total revenues and total operating income, whereas in the first quarter of 2020 it represented 23% and 25%, respectively.

04-May-2021	Expeditors International of Washington, Inc.	Page 6 of 7